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                         QUALITY FOOD CENTERS, INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Christopher A. Sinclair and Fredrick S. Meils, and each of them, as proxies, each with full power of substitution, to represent and vote for and on behalf of the undersigned the number of shares of common stock of Quality Food Centers, Inc. (the "Company") that the undersigned would be entitled to vote if personally present at the annual meeting of shareholders to be held on September 17, 1997, and at any adjournment or postponement thereof. The undersigned directs that this Proxy be voted as directed on the reverse side.

     IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES IN ITEM 1 AND "FOR" ITEMS 2, 3, 4 AND 5.




              (Continued and to be signed on the reverse side)


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Please mark your votes as indicated in this example  /X/

1. Election of Directors:

FOR all Nominees (except as indicated to the contrary below) / /

WITHHOLD AUTHORITY (to vote for all nominees listed below) / /

Class I Directors: John W. Creighton, Jr.; Marc. H. Rapaport; Samuel Zell;
                   Roger K. Hughes
Class II Director: Christopher A. Sinclair

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, print that nominee's name in the following space:)

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2. Amend the Company's 1993 Executive Stock Option Plan to reserve an additional 1,000,000 shares of common stock for issuance upon exercise of options granted thereunder and to provide that no person shall be eligible to receive in any fiscal year options to purchase more than 500,000 shares of the Company's common stock under the plan.

FOR / /          AGAINST / /          ABSTAIN / /

3. Approve and ratify the Company's Directors' Stock Unit Plan.

FOR / /          AGAINST / /          ABSTAIN / /

4. Approve and ratify the Company's 1997 Stock Option Plan.

FOR / /          AGAINST / /          ABSTAIN / /

5. Approve a reorganization of the Company and its subsidiaries pursuant to an Agreement and Plan of Merger dated as of __________, 1997 by and among the Company, Quality Food, Inc., a recently formed Delaware corporation and a wholly owned subsidiary of the Company ("New Parent"), and QFC Sub, Inc., a recently formed Washington corporation and an indirect wholly owned subsidiary of the Company ("Merger Sub"), pursuant to which, among other things, Merger Sub will merge with the Company, with the Company as the surviving corporation (the "Merger"). As a result of the Merger and certain other transactions: (a) each of the Company and Hughes Markets, Inc. and KU Acquisition Corporation each will become an indirect wholly owned subsidiary of New Parent and each share of common stock, par value $.001 per share, of the Company (other than shares held by holders who have properly exercised dissenters' rights under Washington law) will be converted into one share of common stock, par value $.001 per share, of New Parent.

FOR / /          AGAINST / /          ABSTAIN / /


YOUR VOTE IS IMPORTANT. PLEASE SIGN AND RETURN THIS PROXY CARD PROMPTLY.




Signature____________ Signature if held jointly_____________ Dated:_______, 1997

Please sign exactly as your name appears below. When shares are held jointly, each person should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. An authorized person should sign on behalf of corporations, partnerships and associations and give his or her title.


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